                        Alternative Loan Trust 2006-33CB
                                 Issuing Entity

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                           $619,062,482 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                FREE WRITING PROSPECTUS DATED SEPTEMBER 28, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-33CB
            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING OCTOBER 25, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

                 INITIAL CLASS                                   INITIAL CLASS
                  CERTIFICATE                                     CERTIFICATE
                BALANCE/INITIAL    PASS-THROUGH                 BALANCE/INITIAL    PASS-THROUGH
              NOTIONAL AMOUNT(1)      RATE(2)                 NOTIONAL AMOUNT(1)      RATE(2)
              ------------------   ------------               ------------------   ------------
Class 1-A-1     $247,574,000           6.00%      Class A-R       $       100          6.00%
Class 1-X       $238,201,962(3)       Variable    Class M         $14,686,900          6.00%
Class 2-A-1     $347,668,000           6.00%      Class B-1       $ 4,687,500          6.00%
Class 2-X       $329,663,322(3)       Variable    Class B-2       $ 3,437,500          6.00%
Class PO        $  1,008,482            (4)

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus together with their pass through rates, the method of calculating their pass through rates and their initial ratings are listed in the tables under "Summary -- Description of the Certificates" in this free writing prospectus.

(3) The Class 1-X and Class 2-X Certificates are interest only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

                                     SUMMARY

ISSUING ENTITy

Alternative Loan Trust 2006-33CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan conveyed to the issuing entity on the closing date, the later of September 1, 2006 and the date of origination for that mortgage loan (the "initial cut-off date").

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about September 29, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the group 1 mortgage loans or the group 2 mortgage loans conveyed to the issuing entity on the closing date is less than $260,000,000 and $365,000,000, respectively, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funding account is expected to be approximately $39,389,425 and $31,371,411 with respect to the group 1 mortgage loans and the group 2 mortgage loans, respectively.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) October 31, 2006.

Use of Pre-Funded Amount:

The portion of the pre-funded amount deposited in the pre-funding account with respect to a loan group on the closing date is expected to be used to purchase supplemental mortgage loans for that loan group. Any pre-funded amount with respect to a loan group not used during the funding period to purchase supplemental mortgage loans for that loan group will be distributed to holders of the related classes of senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans.

THE MORTGAGE LOANS

The mortgage loans will consist of two loan groups. Both loan groups will consist primarily of 30-year conventional fixed rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. All of the mortgage loans will have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered for loan group 1 and loan group 2 on the closing date are referred to as the "Group 1 Closing Date Mortgage Loans" and the "Group 2 Closing Date Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added on the closing date. Any substitution or addition will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the aggregate current principal balance was approximately $554,239,165 and the initial mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance          $220,610,575
Geographic Concentrations in excess
   of 10%:
   California                                       33.91%
Weighted Average Original LTV Ratio                 68.40%
Weighted Average Mortgage Rate                      6.658%
Range of Mortgage Rates                   5.125% to 8.250%
Average Current Principal Balance                $225,113
Range of Current Principal Balances   $25,000 to $653,000
Weighted Average Remaining Term to
   Maturity                                    360 months
Weighted Average FICO Credit Score                    717

LOAN GROUP 2

Aggregate Current Principal Balance          $333,628,589
Geographic Concentrations in excess
   of 10%:
   California                                       29.92%
Weighted Average Original LTV Ratio                 68.54%
Weighted Average Mortgage Rate                      6.638%
Range of Mortgage Rates                   5.500% to 8.625%

Average Current Principal Balance                $233,961
Range of Current Principal Balances   $44,792 to $612,000
Weighted Average Remaining Term to
   Maturity                                    360 months
Weighted Average FICO Credit Score                    721

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                 INITIAL CLASS
                  CERTIFICATE                               INITIAL        INITIAL
               BALANCE / INITIAL                             RATING         RATING
   CLASS       NOTIONAL AMOUNT(1)            TYPE         (FITCH) (2)   (MOODY'S) (2)
   -----       ------------------   -------------------   -----------   -------------
OFFERED CERTIFICATES

Class 1-A-1       $247,574,000       Senior/Fixed Pass-     AAA       Aaa
                                       Through Rate
Class 1-X         $238,201,962        Senior/Notional       AAA       Aaa
                                      Amount/Interest
                                    Only/Variable Pass-
                                       Through Rate
Class 2-A-1       $347,668,000      Senior/Fixed Pass-      AAA       Aaa
                                       Through Rate
Class 2-X         $329,663,322        Senior/Notional       AAA       Aaa
                                      Amount/Interest
                                    Only/Variable Pass-
                                       Through Rate
Class PO          $  1,008,482       Senior/Principal       AAA       Aaa
                                      Only/Component
Class A-R         $        100        Senior/Residual       AAA       Aaa
Class M           $ 14,686,900       Subordinate/Fixed       AA       N/R
                                     Pass-Through Rate
Class B-1         $  4,687,500       Subordinate/Fixed       A        N/R
                                     Pass-Through Rate
Class B-2         $  3,437,500       Subordinate/Fixed      BBB       N/R
                                     Pass-Through Rate

NON-OFFERED CERTIFICATES(3)

Class B-3         $  2,500,000       Subordinate/Fixed
                                     Pass-Through Rate
Class B-4         $  1,875,000       Subordinate/Fixed
                                     Pass-Through Rate
Class B-5         $  1,562,517       Subordinate/Fixed
                                     Pass-Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), and Moody's Investors Service, Inc. ("Moody's"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                             INTEREST ACCRUAL
    CLASS      PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD     CONVENTION
    -----      -----------------   -----------------------   ----------------
OFFERED
CERTIFICATES
Class 1-A-1          6.00%           calendar month (1)        30/360 (2)
Class 2-A-1          6.00%           calendar month (1)        30/360 (2)
Class 1-X             (3)            calendar month (1)        30/360 (2)
Class 2-X             (4)            calendar month (1)        30/360 (2)
Class A-R            6.00%           calendar month (1)        30/360 (2)
Class PO              (5)                    N/A                   N/A
Class M              6.00%           calendar month (1)        30/360 (2)
Class B-1            6.00%           calendar month (1)        30/360 (2)
Class B-2            6.00%           calendar month (1)        30/360 (2)
NON-OFFERED
CERTIFICATES
Class B-3            6.00%           calendar month (1)        30/360 (2)
Class B-4            6.00%           calendar month (1)        30/360 (2)
Class B-5            6.00%           calendar month (1)        30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30-day months.

(3) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00% See "Description of the Certificates -- Interest" in this free writing prospectus.

(4) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(5) The Class PO Certificates are principal only certificates and are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

                               CLASSES/COMPONENTS OF
        DESIGNATION                CERTIFICATES
        -----------         --------------------------
     Group 1 Senior          Class 1-A-1 and Class 1-X
      Certificates            Certificates and Class
                                  PO-1 Component
     Group 2 Senior          Class 2-A-1 and Class 2-X
      Certificates            Certificates and Class
                                  PO-2 Component
Senior Certificate Group    Each of the Group 1 Senior
                            Certificates and the Group
                               2 Senior Certificates
   Senior Certificates            Group 1 Senior
                             Certificates and Group 2
                                Senior Certificates
Subordinated Certificates    Class M Certificates and
                               Class B Certificates
  Class X Certificates        Class 1-X and Class 2-X
                                   Certificates
  Class B Certificates         Class B-1, Class B-2,
                             Class B-3, Class B-4 and
                              Class B-5 Certificates
  Class PO Certificates      Class PO-1 and Class PO-2
                                    Components
     Notional Amount           Class X Certificates
      Certificates
  Offered Certificates      Senior Certificates, Class
                            M, Class B-1 and Class B-2
                                  Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer as provided for in the pooling and servicing agreement.

See "Description of the Certificates -- Book-Entry Certificates" in this free writing prospectus.

DISTRIBUTION DATES

Beginning on October 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates is the distribution date in November 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates are shown in the tables under "Summary -- Description of the Certificates" in this free writing prospectus.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest remaining unpaid from prior distribution dates; less

- any net interest shortfalls allocated to that class for that distribution date.

The Class PO Certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

See "Description of the Certificates -- Interest" and " -- Allocation of Interest Shortfalls" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon is 6.00%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See "Description of the Certificates -- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicing fee rate. The master servicing fee rate for each mortgage loan will be 0.250% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges including prepayment charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

See "Description of the Certificates --Priority of Distributions Among Certificates" in this free writing prospectus.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

-    sequentially:

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

     (2) to the Class 1-A-1 Certificates, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

- to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero;

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances until their class certificate balances are reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

SUBORDINATION

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage

(which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this free writing prospectus and "Credit Enhancement -- Subordination" in the prospectus.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds from the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until the undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

See "Loan Program -- Representations by Sellers; Repurchases" in the prospectus.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See "Material Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

The offered certificates (other than the Class X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

See "ERISA Considerations" in the prospectus.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

See "Legal Investment" in the prospectus.

                                THE MORTGAGE POOL

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                          PERCENT OF                    WEIGHTED             WEIGHTED
                                                            INITIAL                     AVERAGE   WEIGHTED   AVERAGE
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                               INITIAL      PRINCIPAL        LOANS       PRINCIPAL      TERM TO     FICO     LOAN-TO-
                               MORTGAGE      BALANCE        IN LOAN       BALANCE       MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------             ---------  ---------------  ----------  ---------------  ---------  --------  ---------
  5.125 ....................       1     $    180,600.00      0.08%      180,600.00        360       591      41.05
  5.250 ....................       1          394,160.11      0.18       394,160.11        358       687      82.65
  5.500 ....................       1          222,400.00      0.10       222,400.00        360       792      80.00
  5.750 ....................       1          133,945.00      0.06       133,945.00        360       663      80.00
  5.875 ....................       4          990,881.63      0.45       247,720.41        360       711      63.54
  6.000 ....................       8          935,213.28      0.42       116,901.66        359       670      55.01
  6.125 ....................      19        4,108,574.36      1.86       216,240.76        360       718      61.99
  6.130 ....................       1          139,500.00      0.06       139,500.00        360       698      90.00
  6.170 ....................       1          195,175.00      0.09       195,175.00        360       719      92.50
  6.175 ....................       1           88,100.00      0.04        88,100.00        360       681      89.90
  6.180 ....................       1          142,200.00      0.06       142,200.00        360       676      88.88
  6.240 ....................       1          141,300.00      0.06       141,300.00        360       645      90.00
  6.250 ....................      42        9,125,988.16      4.14       217,285.43        360       731      67.27
  6.375 ....................      87       22,020,445.68      9.98       253,108.57        359       722      67.86
  6.380 ....................       2          665,000.00      0.30       332,500.00        360       664      94.60
  6.485 ....................       1          227,700.00      0.10       227,700.00        360       659      90.00
  6.500 ....................     187       43,016,068.96     19.50       230,032.45        360       718      68.61
  6.530 ....................       1          190,750.00      0.09       190,750.00        360       681      88.72
  6.615 ....................       1          157,410.00      0.07       157,410.00        360       744      90.00
  6.620 ....................       1          182,738.00      0.08       182,738.00        360       697      88.71
  6.625 ....................     176       41,060,836.32     18.61       233,300.21        360       719      67.73
  6.675 ....................       1          359,100.00      0.16       359,100.00        360       683      90.00
  6.750 ....................     171       38,448,009.55     17.43       224,842.16        360       715      66.99
  6.875 ....................     192       42,344,023.40     19.19       220,541.79        360       716      67.54
  6.880 ....................       1          130,000.00      0.06       130,000.00        360       637      94.89
  7.000 ....................      16        3,388,636.04      1.54       211,789.75        360       702      72.44
  7.095 ....................       1          216,000.00      0.10       216,000.00        360       696      90.00
  7.120 ....................       1          140,310.00      0.06       140,310.00        360       655      90.00
  7.125 ....................      15        2,743,373.11      1.24       182,891.54        360       706      81.80

                                                          PERCENT OF                    WEIGHTED             WEIGHTED
                                                            INITIAL                     AVERAGE   WEIGHTED   AVERAGE
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                               INITIAL      PRINCIPAL        LOANS       PRINCIPAL      TERM TO     FICO     LOAN-TO-
                               MORTGAGE      BALANCE        IN LOAN       BALANCE       MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------             ---------  ---------------  ----------  ---------------  ---------  --------  ---------
  7.250 ....................      12        2,188,948.36      0.99       182,412.36        360       706      74.49
  7.375 ....................      13        2,531,312.89      1.15       194,716.38        360       726      67.85
  7.420 ....................       1          360,400.00      0.16       360,400.00        360       742      85.00
  7.500 ....................      11        2,042,800.45      0.93       185,709.13        360       688      75.65
  7.505 ....................       1           99,750.00      0.05        99,750.00        360       751      95.00
  7.625 ....................       5        1,256,924.91      0.57       251,384.98        359       691      81.20
  7.630 ....................       1           42,000.00      0.02        42,000.00        360       624      93.33
                                 ---     ---------------    ------
   TOTAL ...................     980     $220,610,575.21    100.00%
                                 ===     ===============    ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 (net of such premiums) was approximately 6.650% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 was approximately 6.658% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                          PERCENT OF                              WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                       INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
CURRENT MORTGAGE               MORTGAGE      BALANCE         LOAN          BALANCE     MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)     LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------   ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
0.01 - 50,000.00 ...........        9    $    401,177.28      0.18%       44,575.25      6.662      357        701        41.64
50,000.01 - 100,000.00 .....       69       5,369,128.77      2.43        77,813.46      6.735      360        730        51.38
100,000.01 - 150,000.00 ....      146      18,662,507.91      8.46       127,825.40      6.682      360        715        68.92
150,000.01 - 200,000.00 ....      229      40,421,843.75     18.32       176,514.60      6.694      360        714        67.49
200,000.01 - 250,000.00 ....      175      39,670,837.38     17.98       226,690.50      6.640      359        717        68.07
250,000.01 - 300,000.00 ....      145      39,694,509.55     17.99       273,755.24      6.625      359        720        69.55
300,000.01 - 350,000.00 ....       91      29,588,242.55     13.41       325,145.52      6.668      360        712        69.92
350,000.01 - 400,000.00 ....       76      28,650,318.74     12.99       376,977.88      6.638      360        712        70.12
400,000.01 - 450,000.00 ....       30      12,436,860.63      5.64       414,562.02      6.655      360        718        69.96
450,000.01 - 500,000.00 ....        2         957,000.00      0.43       478,500.00      6.685      360        711        46.91
500,000.01 - 550,000.00 ....        3       1,615,474.65      0.73       538,491.55      6.960      359        708        66.43
600,000.01 - 650,000.00 ....        4       2,489,674.00      1.13       622,418.50      6.407      360        774        68.73
650,000.01 - 700,000.00 ....        1         653,000.00      0.30       653,000.00      6.875      360        794        79.15
                                  ---    ---------------    ------
   TOTAL ...................      980    $220,610,575.21    100.00%
                                  ===    ===============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $225,113.

                              FICO CREDIT SCORES(1)

                                                                                                 WEIGHTED               WEIGHTED
                                                           PERCENT OF      AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     AVERAGE
                              NUMBER OF     AGGREGATE        INITIAL      PRINCIPAL    AVERAGE  REMAINING   AVERAGE     ORIGINAL
                               INITIAL      PRINCIPAL       MORTGAGE       BALANCE    MORTGAGE   TERM TO     FICO    LOAN-TO-VALUE
RANGE OF                       MORTGAGE      BALANCE      LOANS IN LOAN  OUTSTANDING    RATE     MATURITY   CREDIT       RATIO
FICO CREDIT SCORES              LOANS      OUTSTANDING       GROUP 1         ($)         (%)     (MONTHS)    SCORE        (%)
------------------            ---------  ---------------  -------------  -----------  --------  ---------  --------  -------------
619 and Below...............       9     $  1,401,879.40        0.64%     155,764.38   6.246       360        597        45.78
620 - 639...................      68       16,163,568.23        7.33      237,699.53   6.692       360        629        67.30
640 - 659...................      73       16,119,663.62        7.31      220,817.31   6.675       359        650        64.18
660 - 679...................      99       22,520,913.31       10.21      227,483.97   6.694       359        670        65.78
680 - 699...................     115       27,240,451.70       12.35      236,873.49   6.696       359        689        69.64
700 - 719...................     132       29,704,268.87       13.46      225,032.34   6.636       360        709        69.15
720 and Above...............     473      105,734,708.80       47.93      223,540.61   6.641       360        761        69.54
Not Available...............      11        1,725,121.28        0.78      156,829.21   6.884       360        N/A        68.97
                                 ---     ---------------      ------
   TOTAL....................     980     $220,610,575.21      100.00%
                                 ===     ===============      ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 717.

                             DOCUMENTATION PROGRAMS

                                                                                                 WEIGHTED               WEIGHTED
                                                           PERCENT OF      AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     AVERAGE
                              NUMBER OF     AGGREGATE        INITIAL      PRINCIPAL    AVERAGE  REMAINING   AVERAGE     ORIGINAL
                               INITIAL      PRINCIPAL       MORTGAGE       BALANCE    MORTGAGE   TERM TO     FICO    LOAN-TO-VALUE
                               MORTGAGE      BALANCE      LOANS IN LOAN  OUTSTANDING    RATE     MATURITY   CREDIT       RATIO
DOCUMENTATION PROGRAM           LOANS      OUTSTANDING       GROUP 1         ($)         (%)     (MONTHS)    SCORE        (%)
---------------------         ---------  ---------------  -------------  -----------  --------  ---------  --------  -------------
CLUES Plus..................       2     $    244,120.00        0.11%     122,060.00    6.516      360        767        87.18
Full/Alternative............     142       26,563,300.96       12.04      187,065.50    6.583      359        701        69.61
No Income/No Asset..........     113       23,151,018.19       10.49      204,876.27    6.779      360        709        58.87
No Ratio....................      69       18,005,714.06        8.16      260,952.38    6.688      360        725        62.33
Preferred...................      95       23,073,472.93       10.46      242,878.66    6.514      360        760        64.58
Reduced.....................     509      117,996,717.33       53.49      231,820.66    6.677      360        713        72.17
Stated Income/Stated Asset..      50       11,576,231.74        5.25      231,524.63    6.643      360        701        63.02
                                 ---     ---------------      ------
   TOTAL...................      980     $220,610,575.21      100.00%
                                 ===     ===============      ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED               WEIGHTED
                                                           PERCENT OF      AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     AVERAGE
                              NUMBER OF     AGGREGATE        INITIAL      PRINCIPAL    AVERAGE  REMAINING   AVERAGE     ORIGINAL
                               INITIAL      PRINCIPAL       MORTGAGE       BALANCE    MORTGAGE   TERM TO     FICO    LOAN-TO-VALUE
RANGE OF ORIGINAL              MORTGAGE      BALANCE      LOANS IN LOAN  OUTSTANDING    RATE     MATURITY   CREDIT       RATIO
LOAN-TO-VALUE RATIOS (%)        LOANS      OUTSTANDING       GROUP 1         ($)         (%)     (MONTHS)    SCORE        (%)
------------------------      ---------  ---------------  -------------  -----------  --------  ---------  --------  -------------
50.00 or Less...............     181     $ 33,208,380.33       15.05%     183,471.71    6.619      359        714        39.63
50.01 to 55.00..............      60       15,087,583.28        6.84      251,459.72    6.622      360        711        52.45
55.01 to 60.00..............      59       15,174,190.08        6.88      257,189.66    6.636      358        699        57.69
60.01 to 65.00..............      70       16,418,068.00        7.44      234,543.83    6.616      360        702        62.93
65.01 to 70.00..............      51       12,637,420.85        5.73      247,792.57    6.581      360        707        68.23
70.01 to 75.00..............      64       17,535,681.19        7.95      273,995.02    6.733      360        703        73.63
75.01 to 80.00..............     449      100,546,183.23       45.58      223,933.59    6.665      360        727        79.70
80.01 to 85.00..............       3          956,603.11        0.43      318,867.70    6.482      359        715        84.03
85.01 to 90.00..............      27        5,613,298.34        2.54      207,899.94    6.826      360        715        89.38
90.01 to 95.00..............      14        2,862,131.80        1.30      204,437.99    6.954      360        713        94.38
95.01 to 100.00.............       2          571,035.00        0.26      285,517.50    6.986      360        682        97.51
                                 ---     ---------------      ------
   TOTAL....................     980     $220,610,575.21      100.00%
                                 ===     ===============      ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 68.40%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED               WEIGHTED
                                                           PERCENT OF      AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     AVERAGE
                              NUMBER OF     AGGREGATE        INITIAL      PRINCIPAL    AVERAGE  REMAINING   AVERAGE     ORIGINAL
                               INITIAL      PRINCIPAL       MORTGAGE       BALANCE    MORTGAGE   TERM TO     FICO    LOAN-TO-VALUE
RANGE OF ORIGINAL COMBINED     MORTGAGE      BALANCE      LOANS IN LOAN  OUTSTANDING    RATE     MATURITY   CREDIT       RATIO
LOAN-TO-VALUE RATIOS (%)        LOANS      OUTSTANDING       GROUP 1         ($)         (%)     (MONTHS)    SCORE        (%)
--------------------------    ---------  ---------------  -------------  -----------  --------  ---------  --------  -------------
50.00 or Less...............     176     $ 31,988,694.64       14.50%     181,753.95    6.616      359        714        39.42
50.01 to 55.00..............      57       14,332,715.39        6.50      251,451.15    6.632      360        710        52.53
55.01 to 60.00..............      51       12,951,527.08        5.87      253,951.51    6.645      358        698        57.82
60.01 to 65.00..............      64       14,715,818.00        6.67      229,934.66    6.606      360        703        62.79
65.01 to 70.00..............      50       12,630,375.85        5.73      252,607.52    6.607      360        702        67.20
70.01 to 75.00..............      61       15,919,914.83        7.22      260,982.21    6.758      360        695        72.38
75.01 to 80.00..............     136       33,142,887.25       15.02      243,697.70    6.717      359        709        79.19
80.01 to 85.00..............       8        3,009,051.00        1.36      376,131.38    6.434      360        724        72.82
85.01 to 90.00..............      56       13,651,652.12        6.19      243,779.50    6.722      360        718        81.65
90.01 to 95.00..............      52       11,011,797.62        4.99      211,765.34    6.663      360        730        81.78
95.01 to 100.00.............     269       57,256,141.43       25.95      212,848.11    6.650      360        738        79.36
                                 ---     ---------------      ------
   TOTAL....................     980     $220,610,575.21      100.00%
                                 ===     ===============      ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 75.17%.

(2) Takes into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                 WEIGHTED               WEIGHTED
                                                           PERCENT OF      AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     AVERAGE
                              NUMBER OF     AGGREGATE        INITIAL      PRINCIPAL    AVERAGE  REMAINING   AVERAGE     ORIGINAL
                               INITIAL      PRINCIPAL       MORTGAGE       BALANCE    MORTGAGE   TERM TO     FICO    LOAN-TO-VALUE
                               MORTGAGE      BALANCE      LOANS IN LOAN  OUTSTANDING    RATE     MATURITY   CREDIT       RATIO
STATE                           LOANS      OUTSTANDING       GROUP 1         ($)         (%)     (MONTHS)    SCORE        (%)
-----                         ---------  ---------------  -------------  -----------  --------  ---------  --------  -------------
Arizona.....................      40     $  8,302,063.63        3.76%     207,551.59    6.647      360        714        68.29
California..................     281       74,804,062.96       33.91      266,206.63    6.665      360        710        61.32
Colorado....................      43        8,452,490.00        3.83      196,569.53    6.584      360        738        75.00
Florida.....................      86       16,303,780.68        7.39      189,578.85    6.746      360        707        71.45
Hawaii......................      13        5,074,982.29        2.30      390,383.25    6.592      356        734        63.32
Illinois....................      25        5,962,020.98        2.70      238,480.84    6.676      360        718        71.86
Nevada......................      29        7,256,514.00        3.29      250,224.62    6.691      360        726        77.88
New York....................      22        6,799,084.52        3.08      309,049.30    6.547      360        717        57.35
North Carolina..............      24        4,477,697.72        2.03      186,570.74    6.673      360        736        73.95
Oregon......................      36        7,593,452.89        3.44      210,929.25    6.604      360        730        72.85
Texas.......................      67        9,882,985.10        4.48      147,507.24    6.862      360        713        77.87
Utah........................      22        4,573,323.00        2.07      207,878.32    6.639      360        738        70.72
Washington..................      37        9,382,845.02        4.25      253,590.41    6.587      360        721        71.96
Other (less than 2%)........     255       51,745,272.42       23.46      202,922.64    6.630      359        717        73.06
                                 ---     ---------------      ------
   TOTAL....................     980     $220,610,575.21      100.00%
                                 ===     ===============      ======

----------
(1) The Other row in the preceding table includes 32 other states with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.510% of the Initial Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                          PERCENT OF                          WEIGHTED
                                                            INITIAL     AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                  ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Refinance (cash-out) .......     348     $ 81,507,062.61     36.95%    234,215.70    6.640      359       694         60.03
Purchase ...................     499      107,298,635.65     48.64     215,027.33    6.673      360       734         75.34
Refinance (rate/term) ......     133       31,804,876.95     14.42     239,134.41    6.653      359       717         66.46
                                 ---     ---------------    ------
   TOTAL ...................     980     $220,610,575.21    100.00%
                                 ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT OF                          WEIGHTED
                                                            INITIAL     AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                   LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                 ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
2 to 4 Family Residence ....      47     $ 14,440,036.61      6.55%    307,234.82    6.719      360       717          63.20
High-rise Condominium ......       5        1,138,380.00      0.52     227,676.00    6.598      360       763          75.61
Low-rise Condominium .......      78       17,258,670.27      7.82     221,265.00    6.621      359       737          73.52
Planned Unit Development ...     217       48,395,785.37     21.94     223,022.05    6.690      360       722          72.73
Single Family Residence ....     633      139,377,702.96     63.18     220,185.94    6.646      360       712          66.75
                                 ---     ---------------    ------
   TOTAL ...................     980     $220,610,575.21    100.00%
                                 ===     ===============    ======


                               OCCUPANCY TYPES(1)

                                                          PERCENT OF                          WEIGHTED
                                                            INITIAL     AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
Investment Property ........      63     $ 13,457,307.34      6.10%    213,608.05    6.801      360       734          63.49
Primary Residence ..........     854      193,795,003.73     87.84     226,926.23    6.645      360       714          68.64
Secondary Residence ........      63       13,358,264.14      6.06     212,035.94    6.700      360       737          70.00
                                 ---     ---------------    ------
   TOTAL ...................     980     $220,610,575.21    100.00%
                                 ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                          PERCENT OF
                                                            INITIAL     AVERAGE              WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE    FICO       ORIGINAL
REMAINING TERM                 MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)            LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)    SCORE     RATIO (%)
--------------------          ---------  ---------------  ----------  -----------  --------  --------  -------------
360 ........................     912     $206,157,744.71     93.45%    226,050.16    6.653      716        68.77
359 ........................      39        8,649,938.39      3.92     221,793.29    6.791      730        60.38
358 ........................      15        3,198,119.98      1.45     213,208.00    6.743      718        72.58
356 ........................       2          337,561.89      0.15     168,780.95    6.313      774        56.26
355 ........................       1           83,350.00      0.04      83,350.00    7.000      778        26.05
354 ........................       1          253,529.23      0.11     253,529.23    6.250      632        72.86
353 ........................       2          192,552.27      0.09      96,276.14    6.700      756        60.67
352 ........................       1          198,453.89      0.09     198,453.89    6.250      647        68.97
348 ........................       2          541,810.57      0.25     270,905.29    6.739      724        66.28
330 ........................       1           38,714.28      0.02      38,714.28    6.000      650        14.81
300 ........................       4          958,800.00      0.43     239,700.00    6.545      680        58.77
                                 ---     ---------------    ------
   TOTAL ...................     980     $220,610,575.21    100.00%
                                 ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT OF                          WEIGHTED
                                                            INITIAL     AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
INTEREST-ONLY PERIOD           MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
(MONTHS)                        LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------          ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 ..........................     665     $146,373,098.21     66.35%    220,109.92    6.706      359        714         66.19
120 ........................     311       73,375,782.00     33.26     235,934.99    6.566      360        722         72.70
180 ........................       4          861,695.00      0.39     215,423.75    6.446      360        727         79.24
                                 ---     ---------------    ------
   TOTAL ...................     980     $220,610,575.21    100.00%
                                 ===     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT OF                          WEIGHTED
                                                            INITIAL     AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
PERIOD (MONTHS)                 LOANS      OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----------------             ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
0 ..........................     807     $185,090,474.33     83.90%    229,356.23    6.618      360        717         67.51
6 ..........................       1          416,623.02      0.19     416,623.02    6.500      359        771         66.19
7 ..........................       1          333,760.00      0.15     333,760.00    7.375      360        729         80.00
12 .........................       6        1,039,292.15      0.47     173,215.36    7.258      360        710         71.13
18 .........................       2          208,440.59      0.09     104,220.30    6.925      354        765         43.81
24 .........................       1          200,000.00      0.09     200,000.00    7.625      360        699         80.00
36 .........................      25        6,194,324.93      2.81     247,773.00    7.032      360        706         71.86
60 .........................     137       27,127,660.19     12.30     198,012.12    6.809      360        713         73.59
                                 ---     ---------------    ------
   TOTAL ...................     980     $220,610,575.21    100.00%
                                 ===     ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                                                            WEIGHTED
                                                                                AVERAGE     AVERAGE   WEIGHTED
                              NUMBER OF                        PERCENT OF      PRINCIPAL   REMAINING   AVERAGE  WEIGHTED AVERAGE
                               INITIAL       AGGREGATE      INITIAL MORTGAGE    BALANCE     TERM TO     FICO        ORIGINAL
                               MORTGAGE  PRINCIPAL BALANCE    LOANS IN LOAN   OUTSTANDING  MATURITY    CREDIT     LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS       OUTSTANDING          GROUP 2          ($)       (MONTHS)    SCORE       RATIO (%)
-----------------             ---------  -----------------  ----------------  -----------  ---------  --------  ----------------
5.500 ......................        1     $    250,000.00          0.07%       250,000.00     360        770          48.17
5.625 ......................        1          350,000.00          0.10        350,000.00     360        779          44.36
5.750 ......................        1          200,000.00          0.06        200,000.00     360        773          59.00
5.875 ......................        4        1,347,196.43          0.40        336,799.11     359        703          81.61
6.000 ......................       15        3,409,224.00          1.02        227,281.60     360        732          65.43
6.090 ......................        1          237,500.00          0.07        237,500.00     240        764          95.00
6.125 ......................       25        5,109,552.00          1.53        204,382.08     360        735          69.81
6.170 ......................        1          199,500.00          0.06        199,500.00     360        670          95.00
6.240 ......................        1          315,000.00          0.09        315,000.00     360        710          90.00
6.245 ......................        1          128,700.00          0.04        128,700.00     360        754          90.00
6.250 ......................       76       19,290,005.00          5.78        253,815.86     360        727          67.79
6.280 ......................        1          160,861.00          0.05        160,861.00     360        776          90.00
6.365 ......................        1          351,000.00          0.11        351,000.00     360        708          90.00
6.375 ......................      161       37,776,809.60         11.32        234,638.57     360        732          68.13
6.500 ......................      291       70,223,397.46         21.05        241,317.52     360        720          67.72
6.530 ......................        1          269,854.47          0.08        269,854.47     356        704          95.00
6.615 ......................        1          150,210.00          0.05        150,210.00     360        735          90.00
6.625 ......................      231       55,551,834.14         16.65        240,484.13     360        723          68.01
6.630 ......................        2          373,100.00          0.11        186,550.00     360        722          94.14
6.750 ......................      236       57,154,678.37         17.13        242,180.84     360        724          69.21
6.760 ......................        1          158,650.00          0.05        158,650.00     360        670          95.00
6.875 ......................      267       60,079,625.56         18.01        225,017.32     360        711          67.60
6.880 ......................        2          230,850.00          0.07        115,425.00     360        737          92.04
6.920 ......................        1          214,700.00          0.06        214,700.00     360        644          95.00
6.925 ......................        1          119,500.00          0.04        119,500.00     360        803          88.52
6.960 ......................        1           73,803.11          0.02         73,803.11     355        807          95.00
6.990 ......................        1          374,400.00          0.11        374,400.00     360        710          78.00
7.000 ......................       27        6,058,497.86          1.82        224,388.81     360        702          70.15
7.005 ......................        1          118,490.50          0.04        118,490.50     357        629          95.00
7.040 ......................        1          141,884.52          0.04        141,884.52     359        622          69.27
7.095 ......................        1          155,700.00          0.05        155,700.00     360        676          90.00
7.125 ......................       21        3,391,398.00          1.02        161,495.14     360        724          74.56
7.130 ......................        1          186,300.00          0.06        186,300.00     360        801          90.00
7.145 ......................        2          342,825.00          0.10        171,412.50     360        703          93.84

                                                                                            WEIGHTED
                                                                                AVERAGE     AVERAGE   WEIGHTED
                              NUMBER OF                        PERCENT OF      PRINCIPAL   REMAINING   AVERAGE  WEIGHTED AVERAGE
                               INITIAL       AGGREGATE      INITIAL MORTGAGE    BALANCE     TERM TO     FICO        ORIGINAL
                               MORTGAGE  PRINCIPAL BALANCE    LOANS IN LOAN   OUTSTANDING  MATURITY    CREDIT     LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS       OUTSTANDING          GROUP 2          ($)       (MONTHS)    SCORE       RATIO (%)
-----------------             ---------  -----------------  ----------------  -----------  ---------  --------  ----------------
7.250 ......................       19        3,348,772.06          1.00        176,251.16     360        702          66.71
7.375 ......................       11        2,071,063.72          0.62        188,278.52     360        709          76.14
7.500 ......................       10        2,569,277.66          0.77        256,927.77     360        709          65.68
7.625 ......................        5          864,428.83          0.26        172,885.77     360        688          75.07
8.625 ......................        1          280,000.00          0.08        280,000.00     359        659          80.00
                                -----     ---------------        ------
   TOTAL ...................    1,426     $333,628,589.29        100.00%
                                =====     ===============        ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (net of such premiums) was approximately 6.630% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 was approximately 6.638% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                          PERCENT
                                                             OF                            WEIGHTED               WEIGHTED
                               NUMBER                     INITIAL    AVERAGE               AVERAGE   WEIGHTED     AVERAGE
RANGE OF                         OF        AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
CURRENT MORTGAGE               INITIAL     PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO    LOAN-TO-VALUE
LOAN PRINCIPAL                MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE  MATURITY    CREDIT       RATIO
BALANCES ($)                    LOANS     OUTSTANDING     GROUP 2     ($)       RATE (%)   (MONTHS)    SCORE        (%)
----------------              --------  ---------------  --------  -----------  --------  ---------  --------  -------------
0.01 - 50,000.00 ...........        4   $    189,792.00     0.06%    47,448.00    6.743      360        752        25.48
50,000.01 - 100,000.00 .....      106      8,238,712.11     2.47     77,723.70    6.713      360        724        56.75
100,000.01 - 150,000.00 ....      198     25,042,973.63     7.51    126,479.66    6.672      360        723        65.48
150,000.01 - 200,000.00 ....      321     56,718,260.32    17.00    176,692.40    6.664      360        719        67.97
200,000.01 - 250,000.00 ....      227     50,718,003.06    15.20    223,427.33    6.641      359        722        68.97
250,000.01 - 300,000.00 ....      200     54,843,803.51    16.44    274,219.02    6.637      360        722        70.25
300,000.01 - 350,000.00 ....      143     46,303,293.57    13.88    323,799.26    6.635      360        717        69.11
350,000.01 - 400,000.00 ....      130     49,044,059.60    14.70    377,262.00    6.601      360        718        70.61
400,000.01 - 450,000.00 ....       77     32,085,291.49     9.62    416,692.10    6.587      360        726        67.44
450,000.01 - 500,000.00 ....        9      4,310,600.00     1.29    478,955.56    6.788      360        722        66.65
500,000.01 - 550,000.00 ....        5      2,574,000.00     0.77    514,800.00    6.573      360        729        71.18
550,000.01 - 600,000.00 ....        4      2,339,000.00     0.70    584,750.00    6.748      360        710        65.20
600,000.01 - 650,000.00 ....        2      1,220,800.00     0.37    610,400.00    6.314      360        756        80.00
                                -----   ---------------   ------
  TOTAL ....................    1,426   $333,628,589.29   100.00%
                                =====   ===============   ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $233,961.

                              FICO CREDIT SCORES(1)

                                                          PERCENT OF                              WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                       MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES              LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------            ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
619 and Below...............       12    $  2,290,500.00      0.69%      190,875.00      6.778      360        608        61.84
620-639.....................       81      18,407,424.13      5.52       227,252.15      6.698      360        630        65.51
640-659.....................       98      23,146,483.90      6.94       236,188.61      6.689      360        649        63.59
660-679.....................      126      32,183,740.61      9.65       255,426.51      6.659      360        668        68.04
680-699.....................      150      32,924,052.73      9.87       219,493.68      6.652      360        690        64.83
700-719.....................      199      47,702,548.30     14.30       239,711.30      6.644      360        709        71.67
720 and Above...............      740     173,133,517.90     51.89       233,964.21      6.612      360        760        69.44
Not Available...............       20       3,840,321.72      1.15       192,016.09      6.736      360        N/A        73.23
                                -----    ---------------    ------
   TOTAL....................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 721.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT OF                              WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
DOCUMENTATION PROGRAM           LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------         ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
CLUES Plus..................        9    $  2,029,740.00      0.61%      225,526.67      6.367      360        721        70.49
Full/Alternative............      241      50,218,222.08     15.05       208,374.37      6.531      359        721        65.77
No Income/No Asset..........      151      31,392,467.52      9.41       207,897.14      6.720      360        706        57.63
No Ratio....................       92      23,262,841.22      6.97       252,856.97      6.745      360        720        66.93
Preferred...................      141      32,060,234.43      9.61       227,377.55      6.496      360        757        63.18
Reduced.....................      730     179,877,071.32     53.92       246,406.95      6.659      360        719        72.77
Stated Income/Stated Asset..       62      14,788,012.72      4.43       238,516.33      6.740      360        696        63.45
                                -----    ---------------    ------
   TOTAL....................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT OF                              WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL              MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------      ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
50.00 or Less...............      254    $ 49,170,484.91     14.74%      193,584.59      6.614      360        722        39.52
50.01 to 55.00..............       69      16,713,607.88      5.01       242,226.20      6.602      360        711        53.01
55.01 to 60.00..............       98      24,592,670.83      7.37       250,945.62      6.627      360        704        57.74
60.01 to 65.00..............      103      26,978,654.80      8.09       261,928.69      6.606      360        711        62.82
65.01 to 70.00..............       95      25,193,942.60      7.55       265,199.40      6.626      360        714        68.25
70.01 to 75.00..............       98      25,902,697.45      7.76       264,313.24      6.687      360        696        73.83
75.01 to 80.00..............      653     153,726,527.82     46.08       235,415.82      6.629      360        732        79.70
80.01 to 85.00..............        3         631,700.00      0.19       210,566.67      7.102      360        645        84.44
85.01 to 90.00..............       31       6,141,668.11      1.84       198,118.33      6.914      360        729        89.68
90.01 to 95.00..............       20       4,187,723.13      1.26       209,386.16      6.931      353        708        94.52
95.01 to 100.00.............        2         388,911.76      0.12       194,455.88      6.490      356        692        97.51
                                -----    ---------------    ------
   TOTAL....................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 68.54%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT OF                              WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL COMBINED     MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------------    ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
50.00 or Less...............      239    $ 46,114,004.91     13.82%      192,945.63      6.623      360        721        39.24
50.01 to 55.00..............       68      16,200,647.97      4.86       238,244.82      6.606      360        707        52.72
55.01 to 60.00..............       96      23,976,870.83      7.19       249,759.07      6.640      360        702        57.35
60.01 to 65.00..............       94      24,425,455.33      7.32       259,845.27      6.594      360        714        62.47
65.01 to 70.00..............       83      21,911,054.67      6.57       263,988.61      6.631      360        714        68.05
70.01 to 75.00..............       85      22,429,113.47      6.72       263,871.92      6.700      360        694        73.73
75.01 to 80.00..............      189      46,753,982.90     14.01       247,375.57      6.661      360        707        78.32
80.01 to 85.00..............       13       3,407,033.00      1.02       262,079.46      6.759      360        697        72.78
85.01 to 90.00..............       76      17,288,356.21      5.18       227,478.37      6.711      360        729        79.53
90.01 to 95.00..............       87      19,632,442.04      5.88       225,660.25      6.611      358        736        81.75
95.01 to 100.00.............      396      91,489,627.96     27.42       231,034.41      6.623      360        741        79.43
                                -----    ---------------    ------
   TOTAL....................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 75.78%.

(2) Takes into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                          PERCENT OF                              WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
STATE                           LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-----                         ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
Arizona ....................       80    $ 17,532,013.00      5.25%      219,150.16      6.723       360       727        69.40
California .................      347      99,831,038.65     29.92       287,697.52      6.590       360       715        64.57
Colorado ...................       70      16,243,725.08      4.87       232,053.22      6.612       360       737        73.26
Florida ....................      159      31,614,604.03      9.48       198,833.99      6.734       360       709        71.57
Georgia ....................       38       7,631,893.00      2.29       200,839.29      6.544       360       725        74.80
Hawaii .....................       28      10,648,150.00      3.19       380,291.07      6.553       360       729        65.04
Massachusetts ..............       30       8,021,250.00      2.40       267,375.00      6.615       360       722        68.11
Nevada .....................       42      11,678,475.82      3.50       278,058.95      6.670       360       731        69.23
New Jersey .................       27       7,062,901.57      2.12       261,588.95      6.668       360       722        60.22
New York ...................       29       7,876,707.48      2.36       271,610.60      6.633       360       693        59.98
Texas ......................       77      12,024,509.50      3.60       156,162.46      6.705       360       716        76.64
Virginia ...................       37       9,339,784.52      2.80       252,426.61      6.509       360       731        66.53
Washington .................       66      15,457,256.17      4.63       234,200.85      6.582       360       738        70.49
Other (less than 2%) .......      396      78,666,280.47     23.58       198,652.22      6.678       360       723        71.21
                                -----    ---------------    ------
   TOTAL ...................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

----------
(1) The Other row in the preceding table includes 34 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.456% of the Initial Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                          PERCENT OF                              WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                  ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
Refinance (cash-out) .......      485    $111,795,678.07     33.51%      230,506.55      6.674      360        699        59.57
Purchase ...................      739     172,473,663.01     51.70       233,387.91      6.620      360        736        75.16
Refinance (rate/term) ......      202      49,359,248.21     14.79       244,352.71      6.614      360        718        65.70
                                -----    ---------------    ------
   TOTAL ...................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT OF                              WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                   LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                 ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
2 to 4 Family Residence ....       70    $ 22,368,905.00      6.70%      319,555.79      6.730      360        721        68.28
Cooperative ................        1         149,864.39      0.04       149,864.39      6.500      359        661        15.00
High-rise Condominium ......       17       4,720,866.00      1.42       277,698.00      6.742      360        736        76.35
Low-rise Condominium .......      104      21,680,223.57      6.50       208,463.69      6.632      360        731        70.09
Planned Unit Development ...      372      90,398,658.67     27.10       243,007.15      6.641      360        729        71.73
Single Family Residence ....      862     194,310,071.66     58.24       225,417.72      6.624      360        715        66.76
                                -----    ---------------    ------
   TOTAL ...................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

                               OCCUPANCY TYPES(1)

                                                          PERCENT OF                              WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                ---------  ---------------  ----------  ---------------  --------  ---------  --------  -------------
Investment Property ........       83    $ 17,983,421.00      5.39%      216,667.72      6.826      360        722        64.49
Primary Residence ..........    1,268     298,821,834.86     89.57       235,663.91      6.623      360        720        68.84
Secondary Residence ........       75      16,823,333.43      5.04       224,311.11      6.688      360        731        67.45
                                -----    ---------------    ------
   TOTAL ...................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                          PERCENT OF
                                                            INITIAL                              WEIGHTED     WEIGHTED
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   AVERAGE     AVERAGE
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE    FICO       ORIGINAL
REMAINING TERM                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)            LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    SCORE     RATIO (%)
--------------------          ---------  ---------------  ----------  ---------------  --------  --------  -------------
360 ........................    1,331    $309,742,890.03     92.84%      232,714.42      6.638      720        68.71
359 ........................       72      18,510,491.23      5.55       257,090.16      6.650      727        65.20
358 ........................       12       3,274,880.69      0.98       272,906.72      6.507      744        63.69
357 ........................        2         454,392.22      0.14       227,196.11      7.440      629        80.22
356 ........................        2         387,475.58      0.12       193,737.79      6.848      684        92.59
355 ........................        3         443,203.11      0.13       147,734.37      6.542      781        75.66
354 ........................        2         525,756.43      0.16       262,878.22      6.054      749        73.74
300 ........................        1          52,000.00      0.02        52,000.00      6.875      639        31.14
240 ........................        1         237,500.00      0.07       237,500.00      6.500      764        95.00
                                -----    ---------------    ------
   TOTAL ...................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT OF                              WEIGHTED             WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY                  MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                 LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------                ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
0 ..........................      709    $150,492,976.84     45.11%      212,260.90      6.715      360        714      67.47
120 ........................      693     177,450,982.45     53.19       256,062.02      6.577      360        726      69.64
180 ........................       24       5,684,630.00      1.70       236,859.58      6.498      359        742      62.53
                                -----    ---------------    ------
   TOTAL ...................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT OF                              WEIGHTED             WEIGHTED
                                                            INITIAL                               AVERAGE   WEIGHTED   AVERAGE
                              NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                               INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE PERIOD       MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                        LOANS      OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------      ---------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
0 ..........................    1,215    $294,368,004.46     88.23%      242,278.19      6.611      360        722      68.00
12 .........................        7       1,030,476.66      0.31       147,210.95      7.525      360        703      66.08
24 .........................        1         299,000.00      0.09       299,000.00      6.750      360        797      56.42
36 .........................       16       3,365,052.88      1.01       210,315.81      6.930      360        697      77.69
60 .........................      187      34,566,055.29     10.36       184,845.22      6.809      360        710      72.37
                                -----    ---------------    ------
   TOTAL ...................    1,426    $333,628,589.29    100.00%
                                =====    ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-33CB will consist of the Class 1-A-1, Class 2-A-1, Class 1-X, Class 2-X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

     When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                              CLASSES/COMPONENTS OF CERTIFICATES
         -----------                              ----------------------------------
 Group 1 Senior Certificates       Class 1-A-1 and Class 1-X Certificates and Class PO-1 Component

 Group 2 Senior Certificates       Class 2-A-1 and Class 2-X Certificates and Class PO-2 Component

  Senior Certificate Group     Each of the Group 1 Senior Certificates and Group 2 Senior Certificates

     Senior Certificates             Group 1 Senior Certificates and Group 2 Senior Certificates

  Subordinated Certificates                       Class M and Class B Certificates

    Class X Certificates                        Class 1-X and Class 2-X Certificates

    Class PO Certificates                       Class PO-1 and Class PO-2 Components

 Principal Only Certificates                            Class PO Certificates

    Class B Certificates                   Class B-1, Class B-2, Class B-3, Class B-4 and
                                                       Class B-5 Certificates

Notional Amount Certificates                            Class X Certificates

    Offered Certificates         Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                           TYPE
          -----                                           ----
OFFERED CERTIFICATES

Class 1-A-1                                 Senior/Fixed Pass-Through Rate

Class 2-A-1                                 Senior/Fixed Pass-Through Rate

Class 1-X and Class 2-X     Senior/Notional Amount/Interest Only/Variable Pass-Through Rate

Class PO                                    Senior/Principal Only/Component

Class A-R                                           Senior/Residual

          CLASS                                           TYPE
          -----                                           ----
Subordinated Certificates                 Subordinate/Fixed Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $596,250,582 and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.40% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

          CLASS OF             INITIAL BENEFICIAL
  SUBORDINATED CERTIFICATES    OWNERSHIP INTEREST
  -------------------------    ------------------
Class M ....................          2.35%
Class B-1 ..................          0.75%
Class B-2 ..................          0.55%
Class B-3 ..................          0.40%
Class B-4 ..................          0.30%
Class B-5 ..................          0.25%

Calculation of CLASS Certificate Balance

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses;"

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASS

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                                 INITIAL
                                COMPONENT
DESIGNATION                    BALANCE(1)
-----------                    ----------
Class PO-1 Component .......    $466,484
Class PO-2 Component .......    $541,998

(1) Based on assumptions regarding the characteristics of the Initial Mortgage Loans and Supplemental Mortgage Loans for the related loan group.

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 and Class PO-2 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-X and Class 2-X Certificates are notional amount certificates.

     The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than the investment earnings, for distribution to the related certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

     - the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein;

     - the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

     - the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   TYPE / RECIPIENT (1)                    AMOUNT                GENERAL PURPOSE              SOURCE (2)                FREQUENCY
--------------------------  -----------------------------------  ---------------  ----------------------------------  -----------
FEES

Master Servicing Fee /      One-twelfth of the Stated Principal  Compensation     Amounts on deposit in the              Monthly
Master Servicer             Balance of each mortgage loan                         Certificate Account representing
                            multiplied by the master servicing                    payments of interest and
                            fee rate (3)                                          application of liquidation
                                                                                  proceeds with respect to that
                                                                                  mortgage loan

                            -    All late payment fees,          Compensation     Payments made by obligors with      Time to time
                                 assumption fees and other                        respect to the mortgage loans
                                 similar charges including
                                 prepayment charges.

                            -    All investment income earned    Compensation     Investment income related to the       Monthly
                                 on amounts on deposit in the                     Certificate Account and the
                                 Certificate Account and                          Distribution Account
                                 Distribution Account.

                            -    Excess Proceeds (4)             Compensation     Liquidation proceeds and            Time to time
                                                                                  Subsequent Recoveries

Trustee Fee (the "Trustee   One-twelfth of the Trustee Fee Rate  Compensation     Amounts on deposit in the              Monthly
 Fee") / Trustee            multiplied by the aggregate Stated                    Certificate Account or the
                            Principal Balance of the                              Distribution Account
                            outstanding mortgage loans. (5)

EXPENSES

Insured expenses / Master   Expenses incurred by the Master      Reimbursement    To the extent the expenses are      Time to time
Servicer                    Servicer                             of Expenses      covered by an insurance policy
                                                                                  with respect to the mortgage loan

Servicing Advances /        To the extent of funds available,    Reimbursement    With respect to each mortgage       Time to time
Master Servicer             the amount of any Servicing          of Expenses      loan, late recoveries of the
                            Advances.                                             payments of the costs and
                                                                                  expenses, liquidation proceeds,
                                                                                  Subsequent Recoveries, purchase
                                                                                  proceeds or repurchase proceeds
                                                                                  for that mortgage loan (6)

Indemnification expenses /  Amounts for which the sellers, the   Indemnification  Amounts on deposit on the              Monthly
the sellers, the master     master servicer and depositor are                     Certificate Account
servicer and the depositor  entitled to indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer. Any increase in the fees and expenses would require an amendment to the pooling and servicing agreement. See "The Agreements -- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will be 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in October 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest entitlements;

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest;

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, and

     - for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts remaining in the Pre-funding Account after the end of the Funding Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth in the tables under "Summary -- Description of the Certificates" in this free writing prospectus or as described below.

     Class 1-X and Class 2-X Certificates

     The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.43889% per annum.

     The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.41821% per annum.

     The Class PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (other than the Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates for that Distribution Date. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements--Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed pro rata on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priority of Distributions Among Certificates" between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ---------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%
           2               Less than 6.00%    Net mortgage rate divided by 6.00%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE         NET MORTGAGE RATE
 LOANS IN LOAN GROUP          FOR MORTGAGE LOAN
---------------------   -----------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 6.00%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE         PO PERCENTAGE OF
LOANS IN LOAN GROUP     DISCOUNT MORTGAGE LOAN
-------------------   ----------------------------
         1            (6.00% -- net mortgage rate)
                            divided by 6.00%
         2            (6.00% -- net mortgage rate)
                            divided by 6.00%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i) the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     (iii) on the first Distribution Date after the Funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the related Class PO Component.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     -    sequentially, to the following classes of certificates:

          (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

          (2) to the Class 1-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     - to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

     If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     The capitalized terms used herein shall have the following meanings:

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from September 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

               - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

               - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

               - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

               - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

     - the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period allocated to that loan group but not allocated to the related Class PO Component.

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior

Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     - prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

               - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

               - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

               - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

               - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

               - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

     Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

     Accordingly, the subordinated certificates will not receive distributions of principal until the Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                          Beneficial     Initial        Original
                         Interest in      Credit       Applicable
                           Issuing     Enhancement   Credit Support
                            Entity        Level        Percentage
                         -----------   -----------   --------------
Senior Certificates...      95.40%        4.60%            N/A
Class M...............       2.35%        2.25%           4.60%
Class B-1.............       0.75%        1.50%           2.25%
Class B-2.............       0.55%        0.95%           1.50%
Class B-3.............       0.40%        0.55%           0.95%
Class B-4.............       0.30%        0.25%           0.55%
Class B-5.............       0.25%        0.00%           0.25%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

               - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

               - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

               - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

               - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of

     - Available Funds for that loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of:

     -    the sum of the applicable PO Percentage of:

          - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

          - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     - the amount, if any, on deposit in the Pre-funding Account at the end of the Funding Period that is allocable to the related Class PO Component.

     On the first Distribution Date following the end of the Funding Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the PO Sublimit over (y) the aggregate of the PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in that loan group during the Funding Period. The "PO Sublimit" is a portion of the amount deposited in the Pre-funding Account allocated to loan group 1 and loan group 2 on the closing date which is equal to $107,888 and $69,043, respectively.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses to the subordinated certificates, each class of Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

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     -    second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances until their Class Certificate Balances are reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.